Exhibit 5.1
NÖRR STIEFENHOFER LUTZ
RECHTSANWÄLTE STEUERBERATER WIRTSCHAFTSPRÜFER • PARTNERSCHAFT
Fresenius Medical Care AG & Co. KGaA
Else-Krönber Strasse 1
61353 Bad Homburg
Germany
February 14, 2006

Re:	Ordinary Shares without par value (the “Ordinary Shares”) and Preference Shares without par value (the “Preference Shares”) of Fresenius Medical Care AG & Co. KGaA
Ladies and Gentlemen:
     We have acted as special German counsel to Fresenius Medical Care KGaA, a German partnership limited by shares (“FMC-AG & Co. KGaA”) in connection with the offering of up to 2,849,318 Ordinary Shares and 2,986,203 Preference Shares (collectively, the “Shares”) of FMC-AG & Co. KGaA, in the form of (i) American Depositary Shares, each representing one third of an Ordinary Share or one-third of a Preference Share, as the case may be, or (ii) Shares, to grantees under the employee participation plans of FMC-AG & Co. KGaA. This opinion is given in connection with the registration statement on Form S-8 (the “Registration Statement”) being filed by FMC-AG & Co. KGaA on or about the date of this opinion under the United States Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder (the “Rules”).
     In our capacity as such special counsel, we are familiar with the proceedings taken by FMC-AG & Co. KGaA in connection with the Shares. In our capacity as such counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Fresenius Medical Care AG 1996 Stock Incentive Plan, the Fresenius Medical Care AG 1998 Stock Incentive Plan, and the Fresenius Medical Care Aktiengesellschaft 2001 International Stock Incentive Plan (individually a “Plan” and collectively the “Plans”), (iii) the current Articles of Association (Satzung) of FMC-AG & Co. KGaA, (iv) an excerpt from the commercial register at the local court in Hof an der Saale, Germany, with respect to FMC-AG & Co. KGaA, and (v) such other records and documents we considered appropriate. In rendering this opinion, we have assumed, without independent investigation, the genuineness of all signatures, the authority and power of attorney of the persons signing the aforesaid documents and agreements, the authenticity of all documents submitted to us a originals and the conformity with originals of all documents submitted to us as certified copies or photocopies. As to relevant factual matters, we have relied upon, among other things, factual representations of officers and other representatives of FMC-

AG & Co. KGaA. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.
     On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:
(i)	FMC-AG & Co. KGaA is a partnership limited by shares (Kommanditgesellschaft auf Aktien) duly registered with the commercial register at the local court Hof an der Saale, Germany, and validly existing under the laws of the Federal Republic of Germany.

(ii)	When issued upon (a) the valid exercise of options or valid conversion of convertible bonds outstanding under a Plan, and (b) payment of the exercise price or conversion price, as the case may be, the Shares issuable upon the exercise of such rights will be validly issued, fully paid and non-assessable.
     The law covered by this opinion is limited to the present laws of the Federal Republic of Germany. We express no opinion as to the laws of any other jurisdiction. This opinion letter is subject to the effects of any applicable insolvency, liquidation or reorganization or similar laws affecting the enforcement of creditors’ rights generally.
     This opinion is furnished by us as special German counsel to FMC-AG & Co. KGaA and may be relied upon by you only in connection with the Registration Staement. It may not be used or relied upon by you for any other purpose or by any other person, nor may copies be delivered to any other person, without in each instance our prior written consent.
     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Interest of Named Experts and Counsel in Part II, Item 5 of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules.
Sincerely yours,
NÖRR STIEFENHOFER LUTZ
/s/ Laurenz Wieneke
Dr. Laurenz Wieneke
Rechtsanwalt